Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Severn Bancorp, Inc. and Subsidiaries
Annapolis, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-156343) and Forms S-8 (No. 333-152657 and No. 333-133242) of Severn Bancorp, Inc. and Subsidiaries of our report dated March 2, 2009, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

                            /s/ Beard Miller Company LLP

Beard Miller Company LLP
Baltimore, Maryland
March 5, 2009

Exhibit 23.1 -- Page 1 --